Exhibit 99.1

Reynolds American Inc.

P.O. Box 2990

Winston-Salem, NC 27102-2990

Contact:	Investor Relations: Morris Moore (336) 741-3116	Media: Jane Seccombe (336) 741-5068	RAI 2015-08

RAI delivers strong first-quarter results,

reaffirms full-year EPS guidance

WINSTON-SALEM, N.C. – April 17, 2015

First Quarter 2015 – At a Glance

•	Adjusted EPS: First quarter at $0.86, up 19.4 percent from prior-year quarter

o	Excludes a one-time benefit from the 2003 Non-Participating Manufacturer (NPM) adjustment claim, and charges for transaction-related and financing costs for the Proposed Transactions*, tobacco-related and other litigation, and Engle progeny lawsuits, including the proposed settlement of federal cases, and other special items**

•	Reported EPS: First quarter at $0.73, up 9.0 percent

•	RAI reaffirms 2015 guidance: Adjusted EPS range of $3.65 to $3.80

o	Excludes any impact from the Proposed Transactions

•	Operating companies continue solid marketplace and strong financial performance

•	VUSE Digital Vapor Cigarette completes national expansion, remains No. 1 e-cigarette brand in convenience / gas stores

* The Proposed Transactions relate to RAI’s proposed acquisition of Lorillard, Inc. (Lorillard) and divestiture of select brands and assets to a subsidiary of Imperial Tobacco Group PLC (Imperial).

** Special items are detailed in Schedule 2 and include a 2014 gain from discontinued operations, and charges for implementation costs.

All references in this release to “reported” numbers refer to GAAP measurements; all “adjusted” numbers are non-GAAP, as defined in Schedules 2 and 3 of this release, which reconcile reported to adjusted results.

Reynolds American Inc. (NYSE: RAI) today announced first-quarter 2015 adjusted EPS of $0.86, up 19.4 percent from the prior-year quarter, on the strength of higher cigarette and moist-snuff pricing, and the completion of the federal tobacco-quota buyout.

Adjusted EPS excludes a one-time benefit from the 2003 NPM adjustment claim and charges for transaction-related and financing costs, tobacco-related and other litigation, and Engle progeny lawsuits, including the proposed settlement of federal cases. Reported fourth-quarter EPS was $0.73, up 9.0 percent.

RAI reaffirmed 2015 adjusted EPS guidance in the range of $3.65 to $3.80, up 6.7 percent to 11.1 percent from 2014’s adjusted EPS of $3.42. Guidance excludes any impact from the Proposed Transactions.

First Quarter 2015 Financial Results – Highlights (unaudited) (all dollars in millions, except per-share amounts; for reconciliations, including GAAP to non-GAAP, see Schedules 2 and 3)
	For the Three Months Ended March 31
	2015	2014	% Change
Net sales	$2,057	$1,935	6.3%

Operating income
Reported (GAAP)	$693	$590	17.5%
Adjusted (Non-GAAP)	765	665	15.0%

Net income
Reported (GAAP)	$389	$363	7.2%
Adjusted (Non-GAAP)	457	386	18.4%

Net income per diluted share
Reported (GAAP)	$0.73	$0.67	9.0%
Adjusted (Non-GAAP)	0.86	0.72	19.4%

MANAGEMENT’S PERSPECTIVE

Overview

“I’m very pleased to report that Reynolds American delivered strong first-quarter results as our operating companies turned in excellent financial performance in addition to driving momentum in their key-brands’ marketplace performance,” said Susan M. Cameron, president and chief executive officer of RAI. “All of our operating companies increased both earnings and operating margins, while remaining focused on strategic initiatives to grow their diverse and highly differentiated key brands.”

Other developments included:

•	The completion of the national expansion of R.J. Reynolds Vapor Company’s VUSE Digital Vapor Cigarette, which remains the top-selling vapor product in convenience / gas stores;

•	Continued progress in the national expansion of Niconovum USA’s ZONNIC nicotine-replacement therapy gum;

•	The successful expansion of R.J. Reynolds Tobacco Company’s REVO heat-not-burn cigarettes in Wisconsin; and

•	Approval by RAI and Lorillard shareholders of RAI’s proposed acquisition of Lorillard and divestiture of select brands and assets to a subsidiary of Imperial. The company remains confident that these transactions will close by mid-2015.

RAI reaffirmed its 2015 adjusted earnings growth of 6.7 percent to 11.1 percent, which excludes any impact from the Proposed Transactions.

RJR Tobacco

RJR Tobacco’s first-quarter adjusted operating income increased 16.3 percent from the prior-year quarter, to $645 million, benefitting from higher cigarette pricing and the completion of the federal tobacco-quota buyout. Adjusted results exclude a one-time benefit from the 2003 NPM adjustment claim and charges for tobacco related and other litigation and Engle progeny lawsuits, including the proposed settlement of federal cases.

Reported first-quarter operating income was $588 million, up 22.0 percent from the prior year-quarter.

RJR Tobacco’s first-quarter adjusted operating margin increased 4.6 percentage points from the prior-year quarter, to 40.1 percent.

A favorable comparison with the prior-year quarter and improved economic factors, including lower gas prices, benefitted industry cigarette volumes, which were up 0.5 percent from the prior-year quarter.

At RJR Tobacco, first-quarter cigarette shipments were down 2.4 percent from the prior-year quarter.

RJR Tobacco’s total first-quarter cigarette market share was down 0.5 percentage points from the prior-year quarter, at 26.1 percent.

The company’s growth brands, Camel and Pall Mall, continued to demonstrate solid marketplace performance in the first quarter, with combined total share of 19.4 percent for the quarter, in line with the prior-year quarter. These brands make up about 75 percent of the company’s total cigarette market share.

Camel’s cigarette market share of 10.1 percent was up 0.1 percentage points from the prior-year quarter. Camel’s portfolio was further enhanced by the recent expansion of Camel White in 21 Western states. Camel White offers adult smokers mellow and menthol styles with an inset filter, providing a premium look and feel, and a smooth smoking experience.

In the value category, Pall Mall continued to deliver stable performance. For the first quarter, the brand’s market share was 9.3 percent, down 0.1 percentage points from the prior-year quarter.

American Snuff

American Snuff’s first-quarter operating income rose 16.7 percent from the prior-year quarter, to $118 million, benefitting from higher pricing and volume. This performance reflects the company’s keen focus on balancing market share and profitability growth.

American Snuff’s operating margin also increased in the first quarter, and was up 3.8 percentage points from the prior-year quarter, at 58.9 percent.

Moist-snuff industry volume grew just over 1 percent in the first quarter. Moist-snuff volumes were also impacted by adult tobacco consumers shifting between various tobacco and vapor products. American Snuff’s moist-snuff volume increased 0.5 percent from the prior-year quarter. The company’s moist-snuff market share declined by 0.2 percentage points in the quarter, to 34.5 percent.

American Snuff’s flagship brand, Grizzly, continued to perform well in a highly competitive environment. The brand’s first-quarter market share of 31.6 percent was in line with the prior-year quarter, on volume growth of 0.6 percent.

Grizzly’s market-leading position in wintergreen is being extended by the recent national expansion of Grizzly Dark Wintergreen, which offers a differentiated, bold wintergreen flavor in the brand’s portfolio.

Santa Fe

Santa Fe delivered outstanding performance in the first quarter, with operating income growing 41.9 percent from the prior-year quarter, to $92 million, driven by higher pricing and volume in the super-premium cigarette category.

Santa Fe’s first-quarter operating margin increased 5.6 percentage points from the prior-year quarter, to 53.9 percent.

Natural American Spirit, the nation’s top-selling super-premium brand, made additional gains in the first quarter. The brand’s market share increased by 0.3 percentage points from the prior-year quarter, to 1.8 percent, on volume growth of 23.3 percent.

Natural American Spirit’s continued brand-equity investments are contributing to its growth, in addition to the appeal of its distinctive additive-free natural tobacco styles, including styles made with organic tobacco.

FINANCIAL UPDATE

Reynolds American’s first-quarter adjusted EPS of $0.86 increased 19.4 percent from the prior-year quarter, benefitting from higher pricing and the completion of the federal tobacco-quota buyout.

Adjusted EPS excludes a one-time benefit of $0.08 from the 2003 NPM adjustment claim, and charges of $0.06 for transaction-related and financing costs for the Proposed Transactions, $0.02 for tobacco-related and other litigation, and $0.13 for Engle progeny lawsuits, which included the proposed settlement of the federal cases. On a reported basis, first-quarter EPS was $0.73, up 9.0 percent.

RAI’s first-quarter adjusted operating margin increased 2.8 percentage points, to 37.2 percent.

RAI ended the quarter with cash balances of $1.6 billion. On April 15, R.J. Reynolds Tobacco Company made its MSA payment of $1.4 billion, including $429 million paid into the NPM disputed funds account.

“We are very pleased with the strong start to the year, and today we are reaffirming our adjusted EPS projections in the range of $3.65 to $3.80 for 2015. This guidance excludes any impact from the Proposed Transactions,” said Andrew D. Gilchrist, RAI’s chief financial officer. “We will review our guidance after the Proposed Transactions close.”

CONFERENCE CALL WEBCAST TODAY

Reynolds American will webcast a conference call to discuss first-quarter 2015 results at 9:00 a.m. Eastern Time on April 17, 2015. The call will be available live online on a listen-only basis. To register for the call, please go to http://www.reynoldsamerican.com/events.cfm. A replay of the call will be available on the site. Investors, analysts and members of the news media can also listen to the live call by phone, by dialing (877) 390-5533 (toll free) or (678) 894-3969 (international). Remarks made during the conference call will be current at the time of the call and will not be updated to reflect subsequent material developments. Although news media representatives will not be permitted to ask questions during the call, they are welcome to monitor the remarks on a listen-only basis. Following the call, media representatives may direct inquiries to Jane Seccombe at (336) 741-5068.

WEB DISCLOSURE

RAI’s website, www.reynoldsamerican.com, is the primary source of publicly disclosed news about RAI and its operating companies. We use the website as our primary means of distributing quarterly earnings and other company news. We encourage investors and others to register at www.reynoldsamerican.com to receive alerts when news about the company has been posted.

RISK FACTORS

Statements included in this press release that are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and RAI and its subsidiaries’ expectations, beliefs, intentions or future strategies that may be signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. These statements regarding future events or the future performance or results of RAI and its subsidiaries inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements. These risks, contingencies and other uncertainties include:

•	the information appearing under the caption “Risk Factors” included in RAI’s most recent Annual Report on Form 10-K filed with the U.S. Securities Exchange Commission (SEC) and any updates to the risk factors in any quarterly or other report filed by RAI with the SEC subsequent to such Annual Report;

•	the substantial and increasing taxation and regulation of tobacco products, including the regulation of tobacco products by the U.S. Food and Drug Administration (FDA);

•	the possibility that the FDA will issue regulations prohibiting menthol in cigarettes, which will have a greater impact on the businesses of RAI and its subsidiaries if the Proposed Transactions are completed;

•	the possibility that the FDA will require the reduction of nicotine levels or the reduction or elimination of other constituents in cigarettes;

•	the possibility that the FDA will issue regulations extending the FDA’s authority over tobacco products to e-cigarettes, subjecting e-cigarettes to restrictions on, among other things, the manufacturing, marketing and sale of such products;

•	decreased sales resulting from the future issuance of “corrective communications,” required by the order in the U.S. Department of Justice case on five subjects, including smoking and health, and addiction;

•	various legal actions, proceedings and claims relating to the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of tobacco products that are pending or may be instituted against RAI or its subsidiaries;

•	the possibility that reports from the U.S. Surgeon General regarding the negative health consequences associated with cigarette smoking and second-hand smoke may result in additional litigation and/or regulation;

•	the possibility of being required to pay various adverse judgments in the Engle Progeny cases and/or other litigation;

•	the substantial payment obligations with respect to cigarette sales, and the substantial limitations on the advertising and marketing of cigarettes (and of RJR Tobacco’s smoke-free tobacco products) under the State Settlement Agreements;

•	the possibility that the arbitration award partially resolving disputes relating to the NPM adjustment provision under the master settlement agreement (2003 NPM adjustment) will be vacated or otherwise modified;

•	the possibility that the arbitration award with respect to the states found to be non-diligent in connection with the 2003 NPM adjustment will be vacated or otherwise modified;

•	the continuing decline in volume in the U.S. cigarette industry and RAI’s and its subsidiaries dependence on the U.S. cigarette industry and premium and super-premium brands, which dependence will continue if RAI’s proposed acquisition of Lorillard (Merger) is completed;

•	concentration of a material amount of sales with a limited number of customers and potential loss of these customers, which concentration with respect to the largest customer of RAI’s operating subsidiaries will continue if the Merger is completed;

•	competition from other manufacturers, including industry consolidations or any new entrants in the marketplace, such as Imperial if it acquires the brands and other assets it has agreed to purchase in the proposed divestiture (Divestiture) of certain brands and other assets to Imperial from RAI and Lorillard and their respective subsidiaries;

•	increased promotional activities by competitors, including manufacturers of deep-discount cigarette brands;

•	the success or failure of new product innovations, including the digital vapor cigarette, VUSE;

•	the success or failure of acquisitions or dispositions, which RAI or its subsidiaries may engage in from time to time, including the Proposed Transactions;

•	the responsiveness of both the trade and consumers to new products, marketing strategies and promotional programs;

•	the reliance on outside suppliers to manage certain non-core business processes;

•	the reliance on a limited number of suppliers for certain raw materials;

•	the cost of tobacco leaf, and other raw materials and commodities used in products;

•	the passage of new federal or state legislation or regulations;

•	the effect of market conditions on interest rate risk, foreign currency exchange rate risk and the return on corporate cash, or adverse changes in liquidity in the financial markets;

•	the impairment of goodwill and other intangible assets, including trademarks;

•	the effect of market conditions on the performance of pension assets or any adverse effects of any new legislation or regulations changing pension and postretirement benefits accounting or required pension funding levels;

•	the substantial amount of RAI debt, including the additional debt expected to be incurred in connection with the Merger;

•	the possibility of decreases in the credit ratings assigned to RAI, and to the senior unsecured long-term debt of RAI, including the impact on RAI’s credit ratings of the additional indebtedness assumed or incurred in connection with the Merger;

•	the possibility of changes in RAI’s historical dividend policy;

•	the restrictive covenants imposed under RAI’s debt agreements;

•	the possibility of natural or man-made disasters or other disruptions, including disruptions in information technology systems or security breaches, that may adversely affect manufacturing or other operations and other facilities or data;

•	the loss of key personnel or difficulties recruiting and retaining qualified personnel;

•	the inability to adequately protect intellectual property rights;

•	the significant ownership interest of Brown & Williamson Holdings, Inc. (B&W), RAI’s largest shareholder, in RAI and the rights of B&W under the governance agreement between the companies;

•	the expiration of the standstill provisions of the governance agreement, and the expiration of RAI’s shareholder rights plan on July 30, 2014;

•	a termination of the governance agreement or certain of its provisions in accordance with its terms, including the limitations on B&W’s representation on the RAI Board of Directors and its committees;

•	the expiration of the non-competition agreement between RAI and British American Tobacco p.l.c. (BAT) on July 30, 2014; and

•	additional risks, contingencies and uncertainties associated with the Proposed Transactions that could result in the failure of the Proposed Transactions to be completed or, if completed, to have an adverse effect on the results of operations, cash flows and financial position of RAI and its subsidiaries and/or the failure to realize any anticipated benefits of the Proposed Transactions to RAI shareholders, including:

o	the failure to obtain necessary regulatory or other approvals for the Merger and Divestiture, or if obtained, the possibility of being subjected to conditions that could reduce the expected synergies and other benefits of the Merger, result in a material delay in, or the abandonment of, the Merger or otherwise have an adverse effect on RAI;

o	the obligation to complete the Merger and Divestiture even if financing is not available or is available on terms other than those currently anticipated, including financing less favorable to RAI than its current commitments, including its bridge credit facility and revolving credit facility, due to the absence of a financing condition in connection with the Merger;

o	the obligation to complete the Merger and Divestiture even if there are adverse governmental developments with respect to menthol in cigarettes, and once the Merger and Divestiture are completed, the effect of adverse governmental developments on RAI’s subsidiaries’ sales of products that contain menthol, which will represent a substantial portion of RAI’s consolidated net sales;

o	the failure to satisfy required closing conditions or complete the Merger and Divestiture in a timely manner;

o	the possibility of selling the transferred assets, including the brands currently expected to be divested, or which otherwise might be divested, on terms less favorable than the Divestiture, due to the absence of a condition to the consummation of the Merger that the Divestiture be completed;

o	the possibility of having to include RJR Tobacco’s DORAL brand as part of the Divestiture;

o	the effect of the Proposed Transactions on the ability to retain and hire key personnel and maintain business relationships, and on operating results and businesses generally;

o	the effect of restrictions placed on RAI’s, Lorillard’s or their respective subsidiaries’ business activities and the limitations put on RAI’s and Lorillard’s ability to pursue alternatives to the Merger pursuant to the agreement and plan of merger among RAI, a wholly owned subsidiary of RAI, and Lorillard, and an asset purchase agreement among RAI, Imperial, and a wholly owned subsidiary of Imperial (Imperial Sub);

o	the possibility of a delay or prevention of the Merger by lawsuits challenging the Merger filed against RAI, the members of the RAI board of directors, Lorillard, the members of the Lorillard board of directors and BAT;

o	the reliance of RJR Tobacco on Imperial Sub to manufacture Newport on RJR Tobacco’s behalf for a period of time after the Merger and Divestiture;

o	RAI’s obligations to indemnify Imperial Sub for specified matters and to retain certain liabilities related to the transferred assets;

o	the failure to realize projected synergies and other benefits from the Merger and Divestiture;

o	the incurrence of significant pre- and post- transaction related costs in connection with the Merger and Divestiture; and

o	the occurrence of any event giving rise to the right of a party to terminate the Merger and Divestiture.

Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as provided by federal securities laws, RAI is not required to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT US

Reynolds American Inc. (NYSE: RAI) is the parent company of R.J. Reynolds Tobacco Company; American Snuff Company, LLC; Santa Fe Natural Tobacco Company, Inc.; Niconovum USA, Inc.; Niconovum AB; and R.J. Reynolds Vapor Company.

•	R.J. Reynolds Tobacco Company is the second-largest U.S. tobacco company. R.J. Reynolds’ brands include two of the best-selling cigarettes in the United States: Camel and Pall Mall. These brands, and its other brands, including Winston, Kool, Doral, Salem, Misty and Capri, are manufactured in a variety of styles and marketed in the United States.

•	American Snuff Company, LLC is the nation’s second-largest manufacturer of smokeless tobacco products. Its leading brands are Grizzly and Kodiak.

•	Santa Fe Natural Tobacco Company, Inc. manufactures and markets Natural American Spirit 100% additive-free natural tobacco products, including styles made with organic tobacco.

•	Niconovum USA, Inc. and Niconovum AB market innovative nicotine replacement therapy products in the United States and Sweden, respectively, under the ZONNIC brand name.

•	R.J. Reynolds Vapor Company manufactures and markets VUSE e-cigarettes, a highly differentiated vapor product.

Copies of RAI’s news releases, annual reports, SEC filings and other financial materials, including risk factors containing forward-looking information, are available at www.reynoldsamerican.com. To learn more about how Reynolds American and its operating companies are transforming the tobacco industry, visit Transforming Tobacco.

(financial and volume schedules follow)

Schedule 1

REYNOLDS AMERICAN INC.

Condensed Consolidated Statements of Income - GAAP

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Net sales, external	$1,975	$1,849
Net sales, related party	82	86

Net sales	2,057	1,935
Cost of products sold	850	930
Selling, general and administrative expenses	511	413
Amortization expense	3	2

Operating income	693	590
Interest and debt expense	91	59
Interest income	(1)	(1)
Other (income) expense, net	(17)	1

Income from continuing operations before income taxes	620	531
Provision for income taxes	231	193

Income from continuing operations	389	338
Income from discontinued operations, net of tax	-	25

Net income	$389	$363

Basic net income per share:
Income from continuing operations	$0.73	$0.63
Income from discontinued operations	$-	$0.05

Net Income	$0.73	$0.68

Diluted net income per share:
Income from continuing operations	$0.73	$0.63
Income from discontinued operations	$-	$0.04

Net Income	$0.73	$0.67

Basic weighted average shares, in thousands	531,527	536,763

Diluted weighted average shares, in thousands	533,497	538,883

Segment data:
Net sales:
R.J. Reynolds	$1,608	$1,563
American Snuff	201	184
Santa Fe	171	135
All Other	77	53

	$2,057	$1,935

Operating income:
R.J. Reynolds	$588	$482
American Snuff	118	102
Santa Fe	92	65
All Other	(61)	(39)
Corporate	(44)	(20)

	$693	$590

Supplemental information:
Excise tax expense	$840	$846
Master Settlement Agreement and other state settlement expense	$394	$456
FDA fees	$35	$34
Federal tobacco buyout expense	$-	$55

Schedule 2

REYNOLDS AMERICAN INC.

Reconciliation of GAAP to Adjusted Results

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

RAI management uses “adjusted” (non-GAAP) measurements to set performance goals and to measure the performance of the overall company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics. “Adjusted” (non-GAAP) results are not, and should not be viewed as, substitutes for “reported” (GAAP) results.

	Three Months Ended March 31,
	2015			2014
	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS
GAAP results	$693	$389	$0.73	$590	$363	$0.67
The GAAP results include the following:
2003 NPM Adjustment Claim	(70)	(43)	(0.08)	-	-	-
Transaction related costs	15	12	0.02	-	-	-
Financing costs	-	20	0.04	-	-	-
Engle Progeny cases	108	68	0.13	69	44	0.08
Tobacco Related and Other Litigation	19	11	0.02	2	1	-
Implementation costs	-	-	-	4	3	0.01
Gain on discontinued operations	-	-	-	-	(25)	(0.04)

Total adjustments	72	68	0.13	75	23	0.05

Adjusted results	$765	$457	$0.86	$665	$386	$0.72

Condensed Consolidated Balance Sheets

(Dollars in Millions)

(Unaudited)

	March 31,	Dec. 31,
	2015	2014
Assets
Cash and cash equivalents	$1,615	$966
Other current assets	2,374	2,357
Trademarks and other intangible assets, net	2,418	2,421
Goodwill	8,015	8,016
Other noncurrent assets	1,428	1,436

	$15,850	$15,196

Liabilities and shareholders’ equity
Tobacco settlement accruals	$2,216	$1,819
Other current liabilities	2,009	1,725
Long-term debt (less current maturities)	4,629	4,633
Deferred income taxes, net	397	383
Long-term retirement benefits (less current portion)	1,973	1,997
Other noncurrent liabilities	107	117
Shareholders’ equity	4,519	4,522

	$15,850	$15,196

Schedule 3

REYNOLDS AMERICAN INC.

Reconciliation of GAAP to Adjusted Operating Income by Segment

(Dollars in Millions)

(Unaudited)

The R.J. Reynolds segment consists of the primary operations of R.J. Reynolds Tobacco Company, the second-largest tobacco company in the United States and which also manages a contract manufacturing business.

The American Snuff segment consists of the primary operations of American Snuff Company, LLC, the second-largest smokeless tobacco products manufacturer in the United States.

The Santa Fe segment consists of the primary operations of Santa Fe Natural Tobacco Company, Inc., which manufactures Natural American Spirit cigarettes and other additive-free tobacco products.

Management uses “adjusted” (non-GAAP) measurements to set performance goals and to measure the performance of the company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics.

	Three Months Ended March 31,
	2015			2014
	R.J. Reynolds	American Snuff	Santa Fe	R.J. Reynolds	American Snuff	Santa Fe
GAAP operating income	$588	$118	$92	$482	$102	$65

The GAAP results include the following:
2003 NPM Adjustment Claim	(70)	-	-	-	-	-
Engle Progeny cases	108	-	-	69	-	-
Tobacco Related and Other Litigation	19	-	-	-	-	-
Implementation costs	-	-	-	4	-	-

Total adjustments(1); (2)	57	-	-	73	-	-

Adjusted operating income	$645	$118	$92	$555	$102	$65

(1)	For the three ended months March 31, 2015, RAI and its operating companies recorded aggregate transaction related cost adjustments of $15 million in corporate costs.

(2)	For the three months ended March 31, 2014, RAI and its operating companies recorded aggregate adjustments of $2 million in tobacco related and other litigation charges which is included in corporate costs.

Schedule 4

R.J. REYNOLDS CIGARETTE VOLUMES AND RETAIL SHARE OF MARKET

VOLUME (in billions):	Three Months Ended
	March 31,		Change
	2015	2014	Units	%
Camel	4.9	4.9	(0.0)	-0.3%
Pall Mall	4.8	4.8	(0.0)	-0.9%

Total growth brands	9.7	9.7	(0.1)	-0.6%

Other	4.3	4.6	(0.3)	-6.3%

Total R.J. Reynolds domestic	13.9	14.3	(0.3)	-2.4%

Total premium	8.2	8.4	(0.2)	-2.0%
Total value	5.8	5.9	(0.2)	-3.0%
Premium/total mix	58.7%	58.4%	0.2%

Industry	61.3	61.0	0.3	0.5%
Premium	44.1	43.5	0.6	1.4%
Value	17.2	17.5	(0.3)	-1.9%
Premium/total mix	72.0%	71.3%	0.7%

RETAIL SHARE OF MARKET *:	Three Months Ended
	March 31,
	2015	2014	Change
Camel	10.1%	10.0%	0.1
Pall Mall	9.3%	9.4%	(0.1)

Total growth brands	19.4%	19.4%	0.0

Other	6.7%	7.2%	(0.5)

Total R.J. Reynolds domestic	26.1%	26.6%	(0.5)

*	As disclosed during 2014, the projection universe that the company’s vendor uses to estimate RAI’s operating companies’ retail cigarette market shares has been revised, with the primary focus now on the convenience/gas channel, where the majority of tobacco products are purchased and brand-support investments are made. This revision resulted in higher absolute share levels on some of the companies’ key brands, but does not affect overall share trends.

Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.

Industry volume data based on information from Management Science Associates, Inc.

Retail shares of market are as reported by Information Resources Inc./Capstone.

Schedule 5

AMERICAN SNUFF MOIST-SNUFF VOLUMES

AND RETAIL SHARE OF MARKET

VOLUME (in millions of cans):

	Three Months Ended
	March 31,		Change
	2015	2014	Units	%

Grizzly	107.1	106.4	0.7	0.6%
Other	10.4	10.5	(0.1)	-0.6%

Total moist snuff cans	117.5	116.9	0.6	0.5%

RETAIL SHARE OF MARKET *:
	Three Months Ended
	March 31,
	2015	2014	Change

Grizzly	31.6%	31.6%	-
Other	2.9%	3.1%	(0.2)

Total retail share of market	34.5%	34.7%	(0.2)

SANTA FE CIGARETTE VOLUMES

AND RETAIL SHARE OF MARKET

VOLUME (in billions):
	Three Months Ended
	March 31,		Change
	2015	2014	Units	%

Natural American Spirit	1.0	0.8	0.2	23.3%

RETAIL SHARE OF MARKET *:
	Three Months Ended
	March 31,
	2015	2014	Change

Natural American Spirit	1.8%	1.5%	0.3

*	As disclosed during 2014, the projection universe that the company’s vendor uses to estimate RAI’s operating companies’ retail cigarette market shares has been revised, with the primary focus now on the convenience/gas channel, where the majority of tobacco products are purchased and brand-support investments are made. This revision resulted in higher absolute share levels on some of the companies’ key brands, but does not affect overall share trends.

Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.

Retail shares of market are as reported by Information Resources Inc./Capstone.